Exhibit j under N-1A
                                          Exhibit 23 under Item 601/Reg SK


                  Consent of Ernst & Young LLP, Independent Auditors

We consent to the reference to our firm under the captions "Financial Highlights" and "Independent Auditor" in Post-Effective Amendment Number 19 to the Registration Statement (Form N-1A No. 33-37525) and the related Prospectus and to the incorporation therein of our reports dated January 17, 2000 with respect to the financial statements included in the Annual Reports of The Wachovia Municipal Funds (Wachovia Georgia Municipal Bond Fund, Wachovia North Carolina Municipal Bond Fund, Wachovia South Carolina Municipal Bond Fund, and Wachovia Virginia Municipal Bond Fund).

                                                      Ernst & Young LLP
/s/Ernst & Young LLP
Boston, Massachusetts
January 26, 2000